Exhibit 3.35

CONTINENTAL MARITIME OF SAN DIEGO, INC.

(a California corporation)

BYLAWS

ARTICLE I - OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be located at such place within or without the State of California as shall be fixed from time to time by the Board of Directors.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within or without the State of California, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II - SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the shareholders shall be held at the registered office of the Corporation or at such other place as may be fixed from time to time by the Board of Directors, either within or without the State of California. Absent such designation, meetings shall be held at the principal executive office of the Corporation. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote electronic communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders, may participate in a meeting of shareholders by means of electronic transmission by and to the Corporation or electronic video screen communication and may be considered present in person and may vote at a meeting of shareholders, whether held at a designated place or held solely by means of electronic transmission by and to the Corporation or electronic video screen communication, subject to the conditions imposed by applicable law.

Section 2. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman, the President, a majority of the Board of Directors or by shareholders entitled to cast not less than ten percent (10%) of the corporation’s voting power. Upon request in writing to the of the Board of Directors, the President, the Vice-President or the Secretary by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, such officer shall cause notice to be given to the shareholders entitled to vote that a meeting shall be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4. Notice of Shareholders Meeting. Except as otherwise provided by law, written notice stating the place, day and hour of the meeting, and, in case of a special meeting, the nature of the business to be transacted at the meeting, shall be given at least ten (10) days (or, if sent by third class mail, thirty (30) days) and not more than sixty (60) days before the meeting. In the case of an annual meeting, notice will include matters the Board of Directors intends, at the time of the giving of the first of such notices, to present to the shareholders for action, and in the case of a meeting at which directors are to be elected, the names of nominees that the Board of Directors, at the time of the giving of the first of such notices, intends to present to the shareholders for election. Proof that notice was given shall be made by affidavit of the Secretary, Assistant Secretary, transfer agent or director, or of the person acting under the direction of any of the foregoing, who gives such notice, and such proof of notice shall be made part of the minutes of the meeting. Such affidavit shall be prima facie evidence of the giving of such notice. It shall not be necessary to state in a notice of any meeting of shareholders as a purpose thereof any matter relating to the procedural aspects of the conduct of such meeting.

Notice shall be given personally, by electronic transmission or by mail, by or at the direction of the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If a shareholder gives no address, constructive notice may be given to the shareholder as provided by the California Corporations Code. If remote participation in the meeting has been authorized by the Board of Directors, the notice shall also provide a description of the means of any electronic transmission by and to the Corporation or electronic video screen communication by which shareholders may be considered present and may vote and otherwise participate at the meeting.

If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Notice may be given to the shareholder by electronic transmission with the consent of the shareholder. Notice by electronic transmission is deemed given when the notice satisfies the requirements of Section 601 of the California Corporations Code.

Notice shall not be given by electronic transmission to a shareholder after either (i) the Corporation is unable to deliver two (2) consecutive notices to such shareholder by such means or (ii) the inability to deliver such notices to such shareholder becomes known to any person responsible for giving such notices. Any person entitled to notice of a meeting may file a written waiver of notice with the Secretary either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person objects, at the beginning of the meeting, to the lawfulness of the convening of the meeting and except that attendance is not a waiver of any right to object to conducting business at a meeting that is required to be included in the notice of the meeting, but not so included.

Section 5. Persons Entitled to Vote. Except as otherwise provided by law, and except when a record date has been fixed, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice is given shall be entitled to notice of a shareholders meeting, or to vote at such meeting. In the event notice is waived, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which the meeting is held shall be entitled to vote.

Section 6. Fixing the Record Date. The Board of Directors may fix a time in the future as a record date to determine the shareholders entitled to notice of, and to vote at, any meeting of shareholders or give written consent to action by the Corporation without a meeting or entitled to receive any dividend or distribution, or to any change, conversion or exchange of shares.

A record date fixed under this Section 6 may not be more than sixty (60) days or less than ten (10) days before the meeting or more than sixty (60) days before any other action requiring a determination of shareholders. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. In the event any meeting of shareholders is adjourned for more than forty-five (45) days from the date set for the original meeting, the Board of Directors shall fix a new record date for purposes of giving notice of, and determining the holders of shares entitled to vote at, such adjourned meeting.

Section 7. Quorum of and Action by Shareholders. The presence at a meeting in person or by proxy of the persons entitled to vote a majority of the voting shares constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of such number of shareholders so as to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum, except as otherwise provided by law. Except as otherwise provided by law, the Articles of Incorporation or these bylaws, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present shall be the act of the shareholders.

Section 8. Adjourned Meetings and Notice Thereof. Any shareholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by a vote of the majority of the shares present, in person or proxy. When a meeting is adjourned for forty-five (45) days or more, or if a new record date for the adjourned meeting is fixed by the Board of Directors, notice of the adjourned meeting shall be given to such shareholders of record entitled to vote at the adjourned meeting as in the case of any original meeting. When a meeting is adjourned for less than forty-five (45) days, and a new record date is not fixed by the Board of Directors, it shall not be necessary to give any notice of the time and place of the adjourned meeting, means of electronic transmission or electronic video screen communication, if any, or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken; provided only business that might have been transacted at the original meeting may be conducted at such adjourned meeting.

Section 9. Conduct of Meetings. The Board of Directors may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the President, or in his or her absence or inability to act, a director or officer designated by the Board of Directors shall serve as the presiding officer. The Secretary or, in his or her absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 10. Voting of Shares. Unless otherwise provided by law or in the Articles of Incorporation, each shareholder entitled to vote is entitled to one vote for each share except that in any election for directors, each shareholder may, subject to the satisfaction of all statutory conditions precedent to the exercise of such rights, cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or distribute such votes on the same principle among as many candidates as such shareholder desires. Other than elections of directors, any holder of shares entitled to vote on any matter may vote part of such shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

Section 11. Consent of Absentees. The transactions of any meeting of shareholders, however called or noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. The waiver, notice or consent need not specify the business transacted or purpose of the meeting, except as required by California Corporations Code Section 601(f). All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. Voting by Proxy or Nominee. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized by a written proxy executed by the person or such person’s duly authorized agent and filed with the Secretary of the Corporation. A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force. Except as provided by law, any proxy duly executed is not revoked, and continues in full force and effect, until an instrument revoking it, or a duly executed proxy bearing a later date, executed by the person executing the prior proxy and presented to the meeting is filed with the Secretary of the Corporation, or unless the person giving the proxy attends the meeting and votes in person, or unless written notice of the death or incapacity of the person executing the proxy is received by the Corporation before the vote by such proxy is counted. A proxy that states on its face that it is irrevocable will be irrevocable for the period of time specified in the proxy, if held by a person (or nominee of a person) specified by law to have sufficient interest to make such proxy irrevocable and only so long as he shall have such interest, subject to Section 705 of the California Corporations Code.

Section 13. Action by Shareholders Without a Meeting. Any action, that, under any provision of the California Corporations Code may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares are entitled to vote thereon were present and voted; provided, however, that unless the consents of all shareholders entitled to vote have been solicited in writing, notice shall be given (in the same manner as notice of meetings is to be given), and within the time limits prescribed by law, of such action to all shareholders entitled to vote who did not consent in writing to such action; and provided, further, that directors may be elected by written consent only if such consent is unanimously given by all shareholders entitled to vote, except that action taken by shareholders to fill one or more vacancies on the Board of Directors other than a vacancy created by the removal of a director, may be taken by written consent of a majority of the outstanding shares entitled to vote.

ARTICLE III - DIRECTORS

Section 1. Number of Directors. The authorized number of directors of the Corporation shall be not less than three (3) nor more than five (5) unless changed by an amendment to these bylaws duly adopted in accordance with law and these bylaws by the vote or written consent of a majority of the outstanding shares entitled to vote. The number of authorized directors shall be three (3) until changed by an amendment to these bylaws duly adopted by the shareholders or Board of Directors within the limits set forth by this Section.

Section 2. Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, by the Articles of Incorporation or by these bylaws.

Section 3. Term of Office. Directors shall hold office until the next annual meeting of shareholders and until their successors are elected.

Section 4. Vacancies and Newly Created Directorships. All vacancies (other than vacancies created by removal of a director) may be filled by the approval of the Board of Directors or, if there is less than a quorum of directors, by (i) a vote of the majority of the remaining directors at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the California Corporations Code, (ii) unanimous written consent, or (iii) a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the shareholders. The shareholders may, by vote or written consent of a majority of outstanding shares entitled to vote in the election of directors, elect a director at any time to fill any vacancy not filled by the directors. The shareholders may, by vote of a majority of outstanding shares entitled to vote in the election of directors or unanimous written consent, elect a director at any time to fill any vacancy created by removal of a director, except that a vacancy created by the Board of Directors of a director who has been declared of unsound mind by a court order or convicted of a felony may be filled by the Board of Directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of that director’s term of office.

Section 5. Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of the court or convicted of a felony, or otherwise in a manner provided by law.

Any or all of the directors may be removed from office at any time without cause by a vote of the shareholders entitled to elect such directors. If one or more directors are so removed at a meeting of shareholders, the shareholders may elect new directors at the same meeting. No one director may be removed by the shareholders if the votes cast against removal would be sufficient to elect the director if cumulatively voted at an election of the entire board.

Section 6. Resignation. A director may resign effective on giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary, unless the notice specifies a later effective date.

Section 7. Meetings of Directors. There shall be no regular meeting of the Board of Directors unless the Board of Directors shall establish such regular meetings by duly adopted resolution and each meeting of the Board of Directors shall be a special meeting. All meetings of the Board of Directors may be called by the Chairman of the Board of Directors (if any), the President or the Secretary.

Notice of the time and place of special meetings shall be delivered by mail, personally or by telephone, including a voice messaging system or by electronic transmission, addressed to each director at that director’s address as it is shown on the records of the Corporation. If notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the meeting. In the case the notice is delivered by electronic transmission, it shall be delivered at least forty-eight (48) hours before the time of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if it is to be held at the principal executive office of the Corporation.

Meetings of the Board of Directors may be held at any place within or without the State of California that has been designated in the notice. If a place has not been stated in the notice, meetings shall be held at the principal executive office of the Corporation unless another place has been designated by a resolution duly adopted by the board.

Section 8. Electronic Participation. Members of the Board of Directors may participate in a meeting through conference telephone, electronic video screen communication or other electronic transmission by and to the Corporation. Participation in a meeting by conference telephone or electronic video screen communication constitutes presence in person as long as all directors participating can hear one another. Participation by other electronic transmission by and to the Corporation (other than conference telephone or electronic video screen communication) constitutes presence in person at the meeting as long as participating directors can communicate with other participants concurrently, each director has the means to participate in all matters before the board, including the ability to propose or object to a specific corporate action and the Corporation implements some means of verifying that each person participating is entitled to participate and all votes or other actions are taken by persons entitled to participate.

Section 9. Quorum of and Action by Directors. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless the California Corporations Code or the Articles of Incorporation require a greater number. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the directors who constitute the required quorum for such meeting. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated time and place. In the absence of quorum, a majority of the directors present may adjourn from time to time. Notice of the time and place of a meeting that has been adjourned for more than twenty-four (24) hours shall be given to the directors not present at the time of the adjournment.

Section 10. Compensation. Directors may receive compensation for their services, and the Board of Directors may authorize payment of a fixed fee and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 11. Action by Directors Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof under the California Corporations Code may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office, or all the committee members then appointed, is filed with the Secretary to be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 12. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of authorized directors, may designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors and to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law. The Board of Directors may adopt governance rules for any committee consistent with these bylaws. The provisions of these bylaws applicable to meetings and actions of the Board of Directors shall govern meetings and actions of each committee, with the necessary changes made to substitute the committee and its members for the Board of Directors and its members.

The Board of Directors, by resolution adopted by the majority of authorized directors, may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV - OFFICERS

Section 1. Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer. At the discretion of the Board of Directors, the Corporation may also have other officers, including but not limited to one or more Vice Presidents or Assistant Vice Presidents, a Treasurer and one or more Assistant Secretaries as may be appointed by the Board of Directors, with such authority as may be specifically delegated to such officers by the Board of Directors. Any two (2) or more offices may be held by the same person. The officers of the Corporation shall be appointed by the Board of Directors and shall hold office at the pleasure of the Board of Directors.

Section 2. Removal and Resignation. Any officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of the majority of the Board of Directors. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer chosen by the Board of Directors may resign at any time by giving written notice to the Corporation. Unless a different time is specified in the notice, the resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors.

Section 3. Powers and Duties of Officers. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS; ADVANCEMENT

Section 1. Indemnification of Officers or Directors. The Corporation shall, to the extent permitted by the California General Corporation Law, indemnify all persons who have served or may serve at any time as an officer or director of the Corporation, including any such person who is or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the Corporation or any other enterprise at the request of such predecessor corporation, and their heirs, executors, administrators, successors and assigns, from and against any and all loss and expense, including amounts paid in settlement before or after suit is commenced, and reasonable attorney’s fees, actually and necessarily incurred as a result of any claim, demand, action, proceeding or judgment that may have been asserted against any such persons, or in which these persons are made parties by reason of their being or having been officers or directors of the Corporation. This right of indemnification shall not exist in relation to matters as to which it is adjudged in any action, suit or proceeding that such persons are liable for negligence or misconduct in the performance of such person’s duties.

Section 2. Advancement of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay that amount if it shall be determined ultimately that such officer or director is not entitled to be indemnified.

Section 3. Non-Exclusivity of Indemnification Rights and Authority to Insure. The foregoing rights of indemnification and advancement of expenses shall be in addition to and not exclusive of any other rights to which any person may be entitled pursuant to any agreement with the Corporation, or under any statute, provision of the Articles of Incorporation or any action taken by the Board of Directors or shareholders of the Corporation.

The Corporation may buy and maintain insurance to protect itself and any officer or director against any expense asserted against them or incurred by an officer or director, whether or not the Corporation could indemnify the officer or director against the expense under applicable law or the provisions of this Article V, provided that, in cases where the Corporation owns all or a portion of the shares of the company issuing the insurance policy, the company or the policy must meet the requirements of Section 317 of the California Corporations Code.

ARTICLE VI - SHARE CERTIFICATES AND TRANSFER

Section 1. Share Certificates. Every owner of shares of the Corporation shall be entitled to have a certificate, in such form, consistent with the Articles of Incorporation or any law, as shall be prescribed by the Board of Directors, certifying the number of shares and class or series owned by such shareholder in the Corporation. Shareholders may request and obtain a statement of rights, restrictions, preferences and privileges regarding classified shares or a class of shares with two (2) or more series, if any, from the Corporation’s principal executive office. Each certificate issued shall bear all statements or legends required by law to be affixed thereto. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Every certificate for shares shall be signed by (i) the Chairman of the Board, if any, a Vice Chairman of the Board, if any, the President, or a Vice President and (ii) the Chief Financial Officer, an Assistant Treasurer, the Secretary, or any Assistant Secretary.

Section 2. Transfers of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such shareholder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Registered Shareholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of California or giving proxies with respect to those shares.

Section 4. Lost, Stolen, or Destroyed Certificates. The Board of Directors may issue a new share certificate in place of any certificate it previously issued that the shareholder alleges to have been lost, stolen or destroyed provided that the shareholder or the shareholder’s legal representative of the lost, stolen or destroyed certificate shall give the Corporation a bond or other adequate security sufficient to indemnify the Corporation against any potential claim against the Corporation because of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII - CORPORATE RECORDS AND INSPECTION

Section 1. Records. The Corporation shall maintain adequate and correct books and records of account, minutes of the proceedings of the shareholders, Board of Directors and committees of the Board of Directors, and a record of its shareholders, including names and addresses of all shareholders and the number and class of shares held, along with any other records required by law. The Corporation shall keep such record of its shareholders at its principal executive office, as fixed by the Board of Directors from time to time, or at the office of its transfer agent or registrar. The Corporation shall keep its books and records of account and minutes of the proceedings of the shareholders, Board of Directors and committees of the Board of Directors at its principal executive office or such other location as shall be designated by the Board of Directors from time to time.

Section 2. Inspection of Books and Records. The Corporation’s accounting books and records and minutes of proceedings of the shareholders, Board of Director and committees of the Board of Directors shall, to the extent provided by law, be open to inspection of directors, shareholders and voting trust certificate holders, in the manner provided by law.

Section 3. Certification and Inspection of Bylaws. The Corporation shall keep in its principal executive office in California, or, if its principal executive office is not within the State of California, at its principal business office in California, the original or a copy of these bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside California and the Corporation has no principal business office in California, the Corporation shall furnish to any shareholder, upon written request, a copy of these bylaws as amended to date.

ARTICLE VIII - MISCELLANEOUS

Section 1. Checks, Drafts, Etc. All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 2. Fiscal Year. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by resolution of the Board of Directors.

Section 3. Conflict With Applicable Law or Articles of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction and the definitions of the California Corporations Code shall govern the construction of these bylaws. These bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 4. Invalid Provisions. If any one or more of the provisions of these bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX - AMENDMENT OF BYLAWS

Section 1. Amendment by Shareholders. Shareholders may adopt, amend or repeal bylaws by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, these bylaws or the Articles of Incorporation.

Section 2. Amendment by Directors. Subject to the rights of shareholders as provided in Section 1 of this Article IX, and the limitations of California Corporations Code Sections 204(a)(5) and 212, the Board of Directors may adopt, amend or repeal bylaws.

Date of Adoption: February 17, 2017.